EXHIBIT 99.1
FREMONT GENERAL CORPORATION ANNOUNCES APPOINTMENT OF
NEW BOARD OF DIRECTORS
— John C. Loring, Barney R. Northcote, Richard A. Sanchez, Mark E. Schaffer and Robert J.
Shackleton appointed as directors of Fremont General Corporation—
— Thomas W. Hayes, Robert F. Lewis, Russell K. Mayerfeld, Dickinson C. Ross and James A.
McIntyre resign as directors of Fremont General Corporation—
—Combined 2007 and 2008 Annual Meeting of Shareholders will be held on April 16, 2008—
     (SANTA MONICA, CALIFORNIA) – January 9, 2008: Fremont General Corporation (the “Company”) (NYSE: FMT), doing business primarily through its wholly-owned bank subsidiary, Fremont Investment & Loan (“FIL”), announced today the appointments of five new members to the Company’s Board of Directors (the “Board”), effective January 8, 2008.
     The new appointees, John C. Loring, Barney R. Northcote, Richard A. Sanchez, Mark E. Schaffer and Robert J. Shackleton (the “New Directors”) will be replacing outgoing directors Thomas W. Hayes, Robert F. Lewis, Russell K. Mayerfeld, Dickinson C. Ross and James A. McIntyre (the “Resigning Directors”) on the Board of the Company. Subject to the approval of FIL’s banking regulators, it is intended that the New Directors will also be appointed as directors of FIL.
     The new appointments will result in a majority of independent directors on the Board of the Company, which now consists of the following members:

Stephen H. Gordon	Chairman and Chief Executive Officer
David S. DePillo	Vice-Chairman and President
Richard A. Sanchez	Director, Executive Vice President and Chief Administrative Officer
John C. Loring	Independent Non-Executive Director
Barney R. Northcote	Independent Non-Executive Director
Mark E. Schaffer	Independent Non-Executive Director
Robert J. Shackleton	Independent Non-Executive Director
     Stephen H. Gordon, Chairman and Chief Executive Officer commented, “We are extremely pleased to have appointed these highly talented individuals who collectively bring decades of experience having served on boards of regulated financial institutions. We are confident that the newly comprised Board will provide exceptional guidance to the management team as we pursue strategies intended to lead to a successful turnaround of the Company and FIL.” Mr. Gordon added, “The appointment of the New Directors is a significant step consistent with the Company’s commitment to protecting and serving all of the Company’s constituents and interests, as we endeavor to enhance shareholder value.”
     A majority of the Board consists of outside, independent directors having no employment relationship with the Company. This structure is intended to ensure that the Board is completely impartial in meeting its obligations to guide, review and evaluate the Company’s business and operations on an arm’s length basis and to better serve all shareholders.
Background of New Board of Directors
     A biography of each of the New Directors is included below.

John C. Loring
     Mr. Loring (63) has served as Chairman and President of newAX, Inc., an investment company, since 2005. Prior to this position, he worked as an attorney between 1971 and 2006, principally representing institutional holders of debentures issued by troubled public companies. In addition, during the period 1991 through 2005, Mr. Loring served as Chairman of Astrex, Inc., an entity that distributed electronic components. He served as Vice Chairman of the Board of GalVest, Inc., an oil and gas producer, from 1988 to 1994. Mr. Loring served as a director for Geauga Savings Bank between 1989 and 2007, Weatherford International, Inc., an oil and gas well service company, from 1992 to 1994, American Savings and Loan from 1992 to 1993, Guardian Bancorp, Inc. from 1995 to 1996, and Fleet Aerospace, Inc., a manufacturer of aerospace components from 1995 to 1996. From 2003 to 2007, Mr. Loring was a Managing Member of Plan Vest LLC, an entity that engaged in real estate transactions. Mr. Loring holds a J.D. from the University of Wisconsin.
Barney R. Northcote
     Mr. Northcote (66) served as a director of Commercial Capital Bancorp, Inc. (“CCBI”) between August 2002 and October 2006, and he served as a director of Commercial Capital Bank (“CCB”) between 1987 and October 2006. Mr. Northcote was a founding shareholder of CCB when it was known as Mission Savings and Loan Association (“Mission”). Mr. Northcote was Chairman of the Nominating Committee and served as a member of the Audit Committee, Directors Loan Committee and the Compensation Committee of CCBI. Prior to founding Mission in 1985, Mr. Northcote was a founding shareholder and director of Riverside Thrift and Loan from 1976 until the institution was sold in 1986. In 1965, Mr. Northcote formed Northcote, Inc., a trucking and building materials company.
Richard A. Sanchez
     Mr. Sanchez (51) has served as Executive Vice President and Chief Administrative Officer of the Company since November 2007 and as the Executive Vice President and Chief Administrative Officer of FIL since December 2007. Prior to his positions with the Company and FIL, Mr. Sanchez served as both a bank executive and banking regulator. From 2002 through 2006, he served as Executive Vice President, Chief Administrative Officer and Corporate Secretary for CCBI and CCB and was a director of both for the one-year period preceding CCBI’s sale to Washington Mutual, Inc. Mr. Sanchez was responsible for corporate risk management and government relations, as well as policy development and review. From 1993 to 2002, Mr. Sanchez was Deputy Regional Director for the Western regional office of the Office of Thrift Supervision (“OTS”). In this capacity, Mr. Sanchez planned and directed the examination and supervision of 85 insured financial institutions with total assets over $300 billion. Mr. Sanchez was the recipient of Treasury Secretary Awards in 1994 and 1996 in connection with the resolution of troubled thrifts at no cost to the Resolution Trust Corporation or SAIF insurance fund. Mr. Sanchez supervised six assistant directors and a staff of approximately 100 professionals located in San Francisco, Seattle and Southern California. Mr. Sanchez spent the ten previous years at the OTS or its predecessor agency in various capacities, which included assistant director with supervisory responsibilities for both problem institutions and large institution groups.
Mark E. Schaffer
     Mr. Schaffer (66) has served as a managing director of Shamrock Capital Advisors, Inc.’s Real Estate Group and its Genesis Fund since February 2004. Shamrock Capital Advisors, Inc. is the investment advisor affiliate of Shamrock Holding, Inc., the investment vehicle for the Roy E. Disney family. Mr. Schaffer also served as a director of CCB from March 2003 until October 2006 and served as a director of CCBI from February 2004 until October 2006. Mr. Schaffer was Chairman of the Directors

Legal Committee and served as a member of the Audit Committee and Directors Loan Committee of CCBI. From July 1999 until February 2004, Mr. Schaffer worked as a management consultant for a private real estate company. He has previously served as president of Lowe Enterprises Realty Services, where he administered an $800 million portfolio of commercial, industrial, and residential assets. Mr. Schaffer started his career with Tuttle & Taylor, a Los Angeles based law firm specializing in real estate and corporate law, where he became the managing partner of the firm. Mr. Schaffer holds a J.D. from the University of Southern California.
Robert J. Shackleton
     Mr. Shackleton (71) served as a director of CCBI between February 2001 and October 2006, and served as a director of CCB between January 2000 and October 2006. Mr. Shackleton was Chairman of the Audit Committee and served as a member of the Compensation Committee of CCBI. From 1961 to 1997, Mr. Shackleton was an accountant with KPMG LLP, an accounting firm, where he attained the position of partner-in-charge of the Orange County audit and professional practice department and Securities and Exchange Commission (“SEC”) reviewing partner. Mr. Shackleton served as president of the California State Board of Accountancy in 1996 and 1997.
2007 and 2008 Combined Annual Meeting of Shareholders
     Previously, the Company announced that it expected to hold its 2007 Annual Meeting of Shareholders in January 2008 upon the identification of new director nominees. The Company announced today that the New Directors have set a combined 2007 and 2008 Annual Meeting of Shareholders (the “2007/2008 Annual Meeting”) on April 16, 2008, at a time and place to be announced in the Company’s notice of annual meeting and proxy statement. Shareholders of record at the close of business on March 5, 2008 (the record date established by the Board) will be entitled to vote at the combined 2007/2008 Annual Meeting or any adjournment thereof.
     Shareholders are entitled to present proposals for action at future meetings if they comply with our bylaws and the requirements of the proxy rules promulgated by the SEC. To be eligible for inclusion in our proxy statement that will be sent to shareholders in connection with the 2007/2008 Annual Meeting, a shareholder proposal must be received at our principal executive offices, 2425 Olympic Boulevard, 3rd Floor, Santa Monica, California 90404, Attention: Brigitte M. Dewez, Corporate Secretary, no later than the 10th calendar day after the day on which the notice of meeting is mailed to shareholders or public disclosure of the date of the annual meeting is made, whichever is first. The foregoing time limit also applies in determining whether notice is timely for purposes of rules adopted by the SEC relating to the discretionary voting authority with respect to proxies.
About Fremont General
     Fremont General Corporation is a financial services holding company with $8.8 billion in total assets, at September 30, 2007. The Company is engaged in deposit gathering through a retail branch network in Central and Southern California and residential real estate mortgage servicing through its wholly-owned subsidiary, Fremont Investment & Loan. FIL funds its operations primarily through deposit accounts sourced through its 22 retail banking branches which are insured up to the maximum legal limit by the Federal Deposit Insurance Corporation. To find out more about the Company, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.

Regulatory Filings
     The Company’s periodic reports as filed with the SEC can be accessed at www.fremontgeneral.com and on the EDGAR section of the SEC’s website at www.sec.gov.
Forward-Looking Statements
     This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company, as a result of, among other things, the events, circumstances and risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the SEC from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.